                                                                   Exhibit 10.49

[ORANGE AND ROCKLAND LOGO]



                                                               December 11, 1997


Dear Management Colleague:

As you know, earlier today the Company submitted a Preliminary Divestiture Plan. At the same time, we mailed a letter last evening to the New York Public Service Commission declining the option to participate in the auction of our generating plants.

We believe--as we have always believed--that our Electric Production Division employees are among the best in the business. It is our expectation that the successful bidder will recognize our plant employees' knowledge, experience and dedication, and will want to retain these employees who add so much to the value of the asset being purchased.

While we believe that any new owner would look favorably on retaining management employees, we nonetheless recognize that there is no absolute certainty in these uncertain times. As a result, we insisted upon--and received approval by the PSC--the right to retain money from the sale of the plants exclusively for the purpose of funding employee transition costs. We did that because it's the right thing to do--for those employees who will be affected by the divestiture and for the Company.

Accordingly, the Board of Directors has approved the Management Employee Transition Program described on these pages. This document is intended to help clarify some of the immediate questions that you may have. Of course, if you are offered a position and decline, you would not be eligible for the benefits described on these pages, with the exception of the retention bonus.

IT'S IMPORTANT TO NOTE TWO THINGS ABOUT THIS EMPLOYEE TRANSITION PROGRAM:

-- IT APPLIES TO ELECTRIC PRODUCTION DIVISION MANAGEMENT EMPLOYEES AS OUTLINED
   ON THE FOLLOWING PAGES;

-- EXCEPT FOR THE RETENTION BONUS, THE PROGRAM ALSO WILL APPLY TO THOSE
   MANAGEMENT EMPLOYEES WHO ARE NOT IN THE ELECTRIC PRODUCTION DIVISION BUT WHO MAY SUFFER A LOSS OF EMPLOYMENT AS A RESULT OF THE SALE OF THE PLANTS. IT IS FAR TOO EARLY TO ATTEMPT TO IDENTIFY WHO THOSE EMPLOYEES MAY BE. THIS INFORMATION IS BEING PROVIDED TO ALL MANAGEMENT EMPLOYEES TO TRY TO PROVIDE YOU WITH SOME MEASURE OF PROTECTION AND COMFORT IN LIGHT OF THE POTENTIAL EFFECTS OF THE SALE.

While the events unfolding at Orange and Rockland are similar to those happening at other companies throughout our industry, I know that fact doesn't make it any easier. That's why we intend to move forward through its process both quickly and prudently.

Above all else, I want to emphasize that we'll provide you with accurate information regarding the divestiture as it happens. As you would expect, the rumor mill is operating overtime, and I am determined to help you sort out fact from fiction. In addition to future written communications, we have established a telephone Restructuring Plan Message Box, where you may record your questions or concerns by calling (914) 577-2121. We'll respond to questions of a general nature in Currents with frequent communication updates. Human Resources personnel will also be available at the plants periodically to answer your questions one-on-one. We'll announce when those visits will take place.

I'd like every management employee to understand that we're listening to your concerns, we care very much about helping you with your career choices, and we're working very hard to ensure that each of you is fully aware of the steps the Company is taking during this significant transition period.

               Sincerely,

               /s/ Nancy

               Nancy Jakobs
               Vice President--Human Resources

MANAGEMENT EMPLOYEE TRANSITION PROGRAM
--------------------------------------

     FOR ELECTRIC PRODUCTION DIVISION EMPLOYEES AND OTHERS
     WHO MAY BE AFFECTED BY THE SALE OF ORANGE AND ROCKLAND'S GENERATING ASSETS.

RETENTION PROGRAM
-----------------

In an effort to meet its obligation to maintain the value of O&R's generating assets through the transfer of ownership, and to provide an incentive to remain with the Company and help us through this transitional phase, the Company will provide a retention bonus to certain management employees in the Electric Production Division. The retention bonus for which you may be eligible is based on pay grade, according to the following chart:

     RETENTION BONUS PROGRAM
     ---------------------------------------------------------------------------
     GRADE LEVEL         PERCENTAGE OF ANNUAL BASE PAY
     ---------------------------------------------------------------------------
     GRADE 8-10          12.5%
     ---------------------------------------------------------------------------
     GRADE 11-15         25%
     ---------------------------------------------------------------------------
     GRADE 16-18         50%
     ---------------------------------------------------------------------------

     To be eligible to receive a retention bonus you MUST maintain your employment with the Company until the transfer of ownership to the purchaser. We believe this will likely occur in mid-1999. If you leave before ownership of O&R's generating assets is transferred to the purchaser, you do not receive any retention bonus.

CAREER MANAGEMENT SERVICES
--------------------------

Career Management Services will be provided. These services may include resume preparation, interview training, job search strategies, personal marketing plan development and outplacement services, as appropriate.

Starting in January 1998, Orange and Rockland will also offer Moving Forward with Change Seminars to all Electric Production employees. The Moving Forward with Change Seminars are designed to help employees understand how to manage change in their work environment. The workshop also provides information about the wide range of resources available to help respond to job/career changes.

SEVERANCE PAY PLAN
------------------

Orange and Rockland's Severance Pay Plan for Management Employees provides post-termination salary continuation for employees with at least one year of service with the Company who are involuntarily terminated for reasons other than cause.

The level of benefit under the Plan depends on your pay grade and years of service, in accordance with the following chart.

     SEVERANCE PAY FORMULA
     --------------------------------------------------------------------------------------
     EMPLOYEE        WEEKS OF SEVERANCE PAY                   MINIMUM         MAXIMUM
     GRADE LEVEL     PER EACH YEAR OF EMPLOYMENT              ALLOWANCE       ALLOWANCE
     --------------------------------------------------------------------------------------
     GRADE 1-10      1 1/2 WEEKS PAY FOR EACH YEAR WORKED     3 WEEKS PAY     26 WEEKS PAY
     --------------------------------------------------------------------------------------
     GRADE 11-17     2 1/2 WEEKS PAY FOR EACH YEAR WORKED     6 WEEKS PAY     40 WEEKS PAY
     --------------------------------------------------------------------------------------
     GRADE 18+       3 WEEKS PAY FOR EACH YEAR WORKED         8 WEEKS PAY     52 WEEKS PAY
     --------------------------------------------------------------------------------------

     Medical, dental and group life insurance benefits will continue through the severance period.

     As an added measure of protection, if you are hired by the purchaser of the generating assets you will remain eligible, for a certain period of time, to receive a benefit under the Company's Severance Pay Plan should you be let go by the purchaser for reasons other than cause. The period during which you will remain eligible to receive severance from O&R depends on your pay grade, in accordance with the following chart.

     CONTINUING ELIGIBILITY PERIOD

     EMPLOYEE GRADE LEVEL     MONTHS OF PROTECTION WITH THE PURCHASER
                              (ELIGIBILITY PERIOD)
     GRADE 1-7                FIRST 6 MONTHS OF EMPLOYMENT
     GRADE 8-10               FIRST 9 MONTHS OF EMPLOYMENT
     GRADE 11-18              FIRST 12 MONTHS OF EMPLOYMENT

     Any amounts due from O&R will be offset by any amounts you may receive from the purchaser in severance pay.

SOME THINGS YOU SHOULD KNOW:

- If you are offered a job by the purchaser and refuse it, you are not entitled to severance from O&R.

- If you are not offered employment by the purchaser, severance benefits will cease at such time as you are subsequently employed elsewhere, even if your severance period has not lapsed.

- Severance benefits are contingent upon your execution of a release and waiver of claims against the Company.


PENSION PROTECTION PROGRAM

The objective of the proposed Pension Protection Program (the program) is to provide a retention and protection strategy for our Electric Production Division and support employees who may suffer a loss of employment as a result of the sale of the generating assets.

This program allows for a 5-Year Protection Period, beginning on the date of the transfer of ownership of the plants and covers those who are at least age 50 with ten years credited service under the Employees Retirement Plan of Orange and Rockland Utilities, Inc. (the "Plan") at that time. This program provides pension protection in the event that you are not offered employment by the new owner or are involuntarily terminated by the new owner within the five years following the date of the transfer of ownership.

If you are not offered employment with the new owner or if you are terminated by the new owner during your initial 60 months of work, in calculating the early retirement reduction under the Plan, the Company will add five years to your age and five years to your credited service. To determine how this may affect your early retirement calculation, see the attached table.

TO SUMMARIZE, THE PENSION PROTECTION PROGRAM PROVIDES THE FOLLOWING:

- Affected employees with less than 5 years service will be vested upon the sale of the plants.

- Protection of retirement benefits under the Plan to employees who have a minimum of 10 years credited service and who are at least age 50 at the date of the close of the transfer of ownership.

- A 5-Year Protection Period which will begin at the date of the transfer of ownership.

- 5 years toward service credit and 5 years toward age for the calculation of an early retirement reduction for employees who are at least age 50 with ten years of credited service.

- An ability to elect an early retirement any time at or after age 55 with the early retirement reduction based on the protection program.

- Affected employees age 50 or above will be eligible for retirement Healthcare and Life Insurance in accordance with the terms of the existing retiree benefit program.

- If you voluntarily terminate your employment with the new owner during the 5-year protection period, you will be credited only with service through your separation date with the new owner.

THE PENSION PROTECTION PROGRAM DOES NOT PROVIDE THE FOLLOWING:

- A change in minimum retirement age. You must actually attain the age of 55 to receive benefits.

- An increase in accrued benefit beyond the date of the transfer of ownership.

- A $600 monthly supplement to employees who at retirement are not actually ages 60-62.

- A 5-year pension protection benefit to employees who are under age 50 at the date of the transfer of ownership.

-    Any benefit if you are involuntarily terminated for cause.

THE PROGRAM IS SUBJECT TO THE REVIEW OF TAXATION AND GOVERNMENTAL AUTHORITIES.

PENSION PROGRAM COMPARISON:
CURRENT VS. NEW PROGRAM
-----------------------

                         CURRENT PENSION BENEFITS                PENSION PROTECTION PROGRAM (NEW)
AT THE DATE              ------------------------                -----------------------------------------
OF THE TRANSFER          (IF EMPLOYMENT TERMINATED               (IF EMPLOYEE WAS INVOLUNTARILY SEVERED FROM
OF OWNERSHIP             FROM O&R)                               O&R AS A RESULT OF ELECTRIC PRODUCTION DIVESTITURE
                                                                 OR FROM THE PURCHASER, WITHIN 60 MONTHS)
--------------------------------------------------------------------------------------------------------------------------------
AGE 60 AND ABOVE         - Commence benefit at any time          - May continue working with new employer and
10+ YEARS                  after age 60 with no early              commence pension benefits immediately.
CREDITED SERVICE           retirement reduction.                 - You can elect to commence your benefit at any time prior to
                         - Employees whose actual age at           age 65 without reduction.
                           commencement of benefits is           - Employees whose actual age at commencement of benefit
                           between 60-62 will collect a $600       is between 60-62 will collect a $600 a month supplement
                           a month supplement until age 62.        until age 62.
--------------------------------------------------------------------------------------------------------------------------------
AGE 55-59                - Commence benefit at age 55 or         - Commence benefit at age 55 or greater with no early
10+ YEARS                  greater.                                retirement reduction.
CREDITED SERVICE         - Early retirement reduction of 4%      - Employees whose actual age at commencement of benefits
                           per year prior to age 60.               is between 60-62 will collect a $600 a month supplement
                         - No early retirement reduction for       until age 62.
                           85 points.
--------------------------------------------------------------------------------------------------------------------------------
AGE 50-54                - Commence benefit at age 55 or         - Commence benefit at age 55 or greater with no early
75+ POINTS                 greater.                                retirement reduction.
                         - Early retirement reduction is 6%
                           per year from age 65.
--------------------------------------------------------------------------------------------------------------------------------
AGE 50-54                - Commence benefit at age 55 or         - Commence benefit at age 55 or greater.
LESS THAN 75 POINTS        greater.                              - Early retirement reduction is 4% per year from age 60.
10+ YEARS                - Early retirement reduction is 6%
CREDITED SERVICE           per year from age 65.
--------------------------------------------------------------------------------------------------------------------------------
ANY AGE WITH LESS        - Will not be vested in pension plan    - Will be vested in pension plan and be eligible for retirement
THAN 5 YEARS                                                       at age 65.
OF SERVICE

                                   MEMORANDUM

                                                                 January 9, 1998

FROM:     Nancy Jakobs

TO:       Electric Production Division Management Employees

SUBJECT:  PENSION PROTECTION PROGRAM EXPANSION


As you know, the Pension Protection Program announced last month was designed to provide pension protection measures for certain management Electric Production Division and support employees who may suffer a loss of employment as a result of the sale of the Company's generating assets. Today, I am pleased to report that we have expanded eligibility to include MANAGEMENT EMPLOYEES AGE 40 TO 49 WITH 20 OR MORE YEARS OF CREDITED SERVICE.

The decision to include these additional Electric Production and support employees was made by senior management and approved by the Board of Directors on January 6, 1998 to recognize the contribution of the employees who are not as close to retirement age but who have devoted a major portion of their professional careers to the Company. The table below compares the current plan benefits and the protection enhancements.

A second important change in the new Pension Protection Program benefits all covered employees. The years of credited service and age used to determine participation eligibility will be calculated at the end of the year in which the transfer of ownership takes place, rather than at the actual date of transfer. Transfer is expected to occur in 1999.


PENSION PROGRAM COMPARISON:
CURRENT VS. NEW PROGRAM


                           Current Pension Benefits        Pension Protection Program (New)
                           -------------------------       --------------------------------------------------------
                           (if employment terminated       (if employee was involuntarily severed from
At the End of the          from O&R)                       O&R as a result of electric production divestiture
Year of the Transfer                                       or from the purchaser, within 60 months, for
of Ownership                                               reasons other than for cause)
-------------------------------------------------------------------------------------------------------------------
Age 40-49                  - Commence benefit at age       - Commence benefit at age 55 or greater.
20+ years                    55 or greater.                - Early retirement reduction is 4% per year from age 60.
credited service           - Early retirement reduction    - Applies if:
                             is 6% per year from age 65.     - Employee is not offered employment with purchaser
                                                               at divestiture date.
                                                             - Employee is involuntarily terminated during five-
                                                               year protection period.*
                                                           NOTE: If employee remains employed with the purchaser
                                                                 beyond the protection period, his or her O&R
                                                                 pension reverts to the terms in the "Current
                                                                 Pension Benefits" column.
-------------------------------------------------------------------------------------------------------------------

*As is the case with qualified employees 50 or older, these newly qualified employees are also eligible for this enhanced pension protection if the purchaser offers, and the employee rejects, a position that would require more than a 10 percent reduction in total compensation (salary plus ATIP at target) or would require travel to a new place of employment that is 50 miles or more from his or her most recent reporting location.